INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of CNB Bancshares, Inc. on Form S-4 of our report dated January 26, 1996, appearing in the Annual Report, which will be incorporated by reference in Form 10-K of CNB Bancshares, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" inn the Prospectus, which is part of this Registration Statement.

/s/ Geo. S. Olive & Co., L.C.C.

Evansville, Indiana
December 9, 1996